As filed with the Securities and Exchange Commission on June 26, 2017

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CATHAY GENERAL BANCORP

(Exact name of registrant as specified in its charter)

Delaware	95-4274680
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

777 North Broadway

Los Angeles, California 90012

(213) 625-4700

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Lisa L. Kim, Esq.
Senior Vice President, General Counsel and Secretary
Cathay General Bancorp
777 North Broadway
Los Angeles, California 90012
(213) 625-4700
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:
David E. Shapiro, Esq.
Brandon C. Price, Esq.
Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, New York 10019
(212) 403-1000

Approximate Date of Commencement of Proposed Sale to the Public:  From time to time after this Registration Statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.   ☒

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
		(Do not check if a smaller reporting company)	Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per unit (1)	Proposed maximum aggregate offering price (1)	Amount of registration fee (2)
Common Stock, par value $0.01 per share	—	—	—	—
Preferred Stock, par value $0.01 per share	—	—	—	—
Warrants	—	—	—	—

(1)                      This registration covers an indeterminate number of securities of each identified class that the Registrant may issue from time to time at indeterminate prices.  Any registered securities may be sold separately or as units with other securities registered under this Registration Statement.  The indeterminate amount includes securities which may be purchased by underwriters to cover over-allotments, if any.  The proposed maximum offering price per security will be determined by the Registrant in connection with the issuance of the securities registered hereunder.

(2)                      In accordance with Rules 456(b) and 457(r), the Registrant is deferring payment of the registration fee, which will be paid on a pay-as-you-go basis.

PROSPECTUS

COMMON STOCK
PREFERRED STOCK
WARRANTS

We, Cathay General Bancorp, and/or one or more selling securityholders to be identified in the future may offer and sell from time to time the following securities separately or together in any combination:

•                  our common stock;

•                  our preferred stock; and

•                  warrants.

The preferred stock and warrants may be convertible, exercisable or exchangeable for common or preferred stock or other securities of ours.  We and/or one or more selling securityholders to be identified in the future, as applicable, will determine when securities are sold, the amounts and types of securities that are sold and the prices and other terms on which securities are sold.

We and/or one or more selling securityholders to be identified in the future may sell securities, on a continuous or delayed basis, to or through underwriters, dealers or agents or directly to purchasers.  If any agents or underwriters are involved in the sale of any of these securities, the applicable prospectus supplement will provide their names and any applicable fees, commissions or discounts.

Each time securities are sold pursuant to this prospectus, we will provide a prospectus supplement and attach it to this prospectus.  The prospectus supplements will contain more specific information about the offering and the securities being offered.  The prospectus supplements may also add, update or change information contained in this prospectus.  This prospectus may not be used to sell securities unless accompanied by a prospectus supplement describing the method and terms of the offering.

You should carefully read this prospectus and any accompanying prospectus supplement, together with the documents we incorporate by reference, before you invest.

Investing in our securities involves a high degree of risk. You should consider carefully the risks and uncertainties in the section entitled “Risk Factors” beginning on page 5 of this prospectus, in any prospectus supplement relating to an offering of those securities, and in the documents we file with the Securities and Exchange Commission before investing in our securities.

These securities are our unsecured obligations and are not savings accounts, deposits, or other obligations of any bank or non-bank subsidiary of ours and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

Our common stock is listed on the NASDAQ Global Select Market under the symbol “CATY”.  You are urged to obtain current market quotations of the common stock.  The applicable prospectus supplement will contain information, where applicable, as to any listing on the NASDAQ Global Select Market or any securities market or other exchange of the securities covered by the applicable prospectus supplement.

Neither the Securities and Exchange Commission, any state securities commission, the Federal Deposit Insurance Corporation or the Board of Governors of the Federal Reserve, nor any regulatory agency has approved or disapproved of these securities or passed upon the adequacy, completeness, or accuracy of this prospectus.  Any representation to the contrary is a criminal offense.

The date of this prospectus is June 26, 2017.

Prospectus

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process.  Under this shelf registration process, we and/or one or more selling securityholders to be identified in the future  may, from time to time, offer and sell, in one or more offerings:

•                  common stock;

•                  preferred stock; and

•                  warrants.

This prospectus provides you with a general description of the securities we may offer.  Each time securities are sold under this prospectus we will provide a prospectus supplement containing specific information about the terms of the securities being offered.  That prospectus supplement may include a discussion of any risk factors or other special considerations that apply to those securities.  The prospectus supplement may also add, update or change the information in this prospectus.  If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in that prospectus supplement.  You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus.  The registration statement can be read at the SEC website or at the SEC offices mentioned under the heading “Where You Can Find More Information.”

THIS PROSPECTUS MAY NOT BE USED TO SELL ANY SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

You should rely only on the information we incorporate by reference or present in this prospectus or the relevant prospectus supplement.  We have not authorized anyone else, including any underwriter or agent, to provide you with different or additional information.  This prospectus may only be used to sell securities if it is accompanied by a prospectus supplement which includes the specific terms of that offering.  These securities are only offered in states where the offer is permitted.  You should not assume that the information in this prospectus or the applicable prospectus supplement is accurate as of any date other than the dates on the front of those documents.

In this prospectus, “Cathay,” the “Company,” “we,” “our,” “ours,” and “us” refer to Cathay General Bancorp, which is a Delaware corporation headquartered in Los Angeles, California, and its subsidiaries on a consolidated basis, unless the context otherwise requires.  References to “Cathay Bank” or the “Bank” means Cathay Bank, a California state-chartered bank, which is our bank subsidiary.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly, and current reports, proxy statements and other information with the SEC.  Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov and on the Investor Relations page of our website at www.cathaybank.com.  Information contained in or linked to our website is not a part of this prospectus.  You may also read and copy any document we file with the SEC at its public reference facilities at 100 F Street N.E., Washington, D.C. 20549.  You can also obtain copies of the documents upon the payment of a duplicating fee to the SEC.  Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations.  You should review the information and exhibits included in the registration statement for further information about us and the securities we are offering.  Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings.  You should review the complete document to evaluate these statements.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information we file with it, which means that we can disclose important information to you by referring you to other documents.  The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information.  In all cases, you should rely on the later information over different information included in this prospectus.

We incorporate by reference the documents listed below and all future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, prior to the termination of the offering, except to the extent that any information contained in such filings is deemed “furnished” in accordance with SEC rules:

•                  Our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, filed with the SEC on March 1, 2017, including portions incorporated by reference therein to our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 13, 2017;

•                  Our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2017 filed with the SEC on May 8, 2017;

•                  Our Current Reports on Form 8-K (in each case, other than information and exhibits “furnished” to and not “filed” with the SEC in accordance with SEC rules and regulations), filed on February 17, 2017, March 30, 2017,  May 4, 2017, May 16, 2017 and June 23, 2017; and

•                  The description of our common stock contained in the registration statement on Form 8-A filed on September 16, 1999, including any amendment or report filed to update such description.

These documents contain important information about us and our financial condition.  Information contained in this prospectus supersedes information incorporated by reference that we have filed with the SEC prior to the date of this prospectus, while information that we file with the SEC after the date of this prospectus that is incorporated by reference will automatically update and supersede this information.

Our filings are available on the Investor Relations page of our website, www.cathaybank.com. Information contained in or linked to our website is not a part of this prospectus.  You may also request a copy of these filings, at no cost, by writing or telephoning us at:

Cathay General Bancorp
9650 Flair Drive

El Monte, California 91731

Attention:  Investor Relations

(626) 279-3286

FORWARD-LOOKING STATEMENTS

The statements in this prospectus include forward-looking statements within the meaning of the applicable provisions of the Private Securities Litigation Reform Act of 1995 regarding management’s beliefs, projections, and assumptions concerning future results and events. We intend such forward-looking statements to be covered by the safe harbor provision for forward-looking statements in these provisions. All statements other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws, including statements about anticipated future operating and financial performance, financial position and liquidity, growth opportunities and growth rates, growth plans, acquisition and divestiture opportunities, business prospects, strategic alternatives, business strategies, financial expectations, regulatory and competitive outlook, investment and expenditure plans, financing needs and availability, and other similar forecasts and statements of expectation and statements of assumptions underlying any of the foregoing. Words such as “aims,” “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “hopes,” “intends,” “may,” “optimistic,” “plans,” “potential,” “possible,” “predicts,” “projects,” “seeks,” “shall,” “should,” “will,” and variations of these words and similar expressions are intended to identify these forward-looking statements. Forward-looking statements by us are based on estimates, beliefs, projections, and assumptions of management and are not guarantees of future performance. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations or projections. Such risks and uncertainties and other factors include, but are not limited to, adverse developments or conditions related to or arising from:

•                  U.S. and international business and economic conditions;

•                  possible additional provisions for loan losses and charge-offs;

•                  credit risks of lending activities and deterioration in asset or credit quality;

•                  extensive laws and regulations and supervision that we are subject to, including potential supervisory action by bank supervisory authorities;

•                  increased costs of compliance and other risks associated with changes in regulation, including the implementation of the Dodd-Frank Wall Street Reform and Consumer Protection Act;

•                  higher capital requirements from the implementation of the Basel III capital standards;

•                  compliance with the Bank Secrecy Act and other money laundering statutes and regulations;

•                  potential goodwill impairment;

•                  liquidity risk;

•                  fluctuations in interest rates;

•                  risks associated with acquisitions and the expansion of our business into new markets;

•                  inflation and deflation;

•                  real estate market conditions and the value of real estate collateral;

•                  environmental liabilities;

•                  our ability to compete with larger competitors;

•                  our ability to retain key personnel;

•                  successful management of reputational risk;

•                  natural disasters and geopolitical events;

•                  general economic or business conditions in Asia, and other regions where the Bank has operations;

•                  failures, interruptions, or security breaches of our information systems;

•                  our ability to adapt our systems to technological changes;

•                  risk management processes and strategies;

•                  adverse results in legal proceedings;

•                  the impact of regulatory enforcement actions, if any;

•                  certain provisions in our certificate of incorporation and bylaws that may affect acquisition of the Company;

•                  changes in accounting standards or tax laws and regulations;

•                  market disruption and volatility;

•                  fluctuations in our stock price;

•                  restrictions on dividends and other distributions by laws and regulations and by our regulators and our capital structure;

•                  issuances of preferred stock;

•                  capital level requirements and successfully raising additional capital, if needed, and the resulting dilution of interests of holders of our common stock; and

•                  the soundness of other financial institutions.

Forward-looking statements by us are based on estimates, projections, beliefs and assumptions of management and are not guarantees of future performance. Such forward-looking statements may be contained in this prospectus (and the documents incorporated by reference herein) under “Risk Factors,” or may be contained in our Annual Report on Form 10-K or in our Quarterly Reports on Form 10-Q under headings such as “Management’s Discussion and Analysis of Financial Conditions and Results of Operations” and “Business,” or in our Current Reports on Form 8-K, among other places.  Any investor in Cathay should consider all risks and uncertainties disclosed in our filings with the SEC described above under the heading “Where You Can Find More Information,” all of which are accessible on the SEC’s website at www.sec.gov.

These and other factors are further described in our Annual Report on Form 10-K for the year ended December 31, 2016 and in other reports and registration statements we file with the SEC from time to time. Actual results in any future period may also vary from the past results discussed in this prospectus. Given these risks and uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements, which speak to the date of this prospectus. We have no intention and undertake no obligation to update any forward-looking statement or to publicly announce any revision of any forward-looking statement to reflect future developments or events, except as required by law.

Cathay General Bancorp’s filings with the SEC are available at the website maintained by the SEC at http://www.sec.gov, or by request directed to Cathay General Bancorp, 9650 Flair Drive, El Monte, California 91731, Attention: Investor Relations (626) 279-3286.  The information contained in or linked to our website is not a part of this prospectus.

RISK FACTORS

An investment in our securities involves risks. Before making an investment decision, you should read carefully and consider the risk factors incorporated by reference in this prospectus, as well as those contained in any applicable prospectus supplement, as the same may be updated from time to time by our future filings with the SEC under the Exchange Act.  You should also refer to other information contained in or incorporated by reference in this prospectus and any applicable prospectus supplement, including our financial statements and the related notes incorporated by reference herein.  Additional risks and uncertainties not presently known to us at this time or that we currently deem immaterial may also materially and adversely affect our business and operations.

CATHAY GENERAL BANCORP

Cathay General Bancorp, headquartered in Los Angeles, California, is a Delaware corporation and is a bank holding company under the Bank Holding Company Act of 1956, as amended. It is the holding company for Cathay Bank, a California state-chartered bank, seven limited partnerships investing in affordable housing investments in which the Bank is the sole limited partner, and GBC Venture Capital, Inc.  Cathay also owns 100% of the common stock of five statutory business trusts created for the purpose of issuing capital securities. The Bank was founded in 1962 and offers a wide range of financial services.  As of March 31, 2017, the Bank operated 22 branches in Southern California, 12 branches in Northern California, 12 branches in New York State, three branches in Illinois, three branches in Washington State, two branches in Texas, one branch in Massachusetts, one branch in New Jersey, one branch in Maryland, one branch in Nevada, one branch in Hong Kong, and representative offices in Shanghai and Taipei.  Deposit accounts at the Hong Kong branch are not insured by the Federal Deposit Insurance Corporation (the “FDIC”).

USE OF PROCEEDS

Unless the applicable prospectus supplement states otherwise, the net proceeds from the sale by us of the securities registered hereby will be added to our general funds and will be available for general corporate purposes, including, among other things, the payment of dividends on preferred stock and common stock, repayment of existing indebtedness, investments in, or extensions of credit to, our existing or future subsidiaries, and the financing of possible acquisitions.

Pending such use, we may temporarily invest the net proceeds from the sale by us of the securities registered hereby in short-term securities or reduce our short-term indebtedness, or we may hold the net proceeds in deposit accounts in our subsidiary bank.

We will not receive any proceeds from sales by selling securityholders of the securities registered hereby.

RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED DIVIDENDS

The following table shows our ratio of earnings to fixed charges and preferred dividends on a consolidated basis.

For purposes of determining the ratio of earnings to fixed charges and preferred dividends, earnings are defined as the sum of pre-tax income (loss) from continuing operations, fixed charges and amortization of capitalized interest; less interest capitalized, preference security dividend requirements of consolidated subsidiaries and minority interest in pre-tax income of subsidiaries that have not incurred fixed charges.  Fixed charges means the sum of interest expensed and capitalized, amortized premiums, discounts and capitalized expenses related to indebtedness and an estimate of the interest within rental expense and preference security dividend requirements of consolidated subsidiaries.

CATHAY GENERAL BANCORP AND SUBSIDIARIES
Computation of Ratio of Earnings to Fixed Charges and Preferred Stock Dividends

	For the three months ended March 31,		For the years ended December 31,
(Dollars in thousands, except ratios)	2017	2016	2016	2015	2014	2013	2012
Income (Loss) before income tax expense	$69,446	$68,838	$242,200	$221,096	$219,795	$194,170	$184,171
Plus fixed charges	19,625	20,866	84,808	77,297	78,864	85,093	111,155
Earnings	89,071	89,704	327,008	298,393	298,659	279,263	295,326
Fixed charges	19,625	20,866	84,808	77,297	78,864	85,093	111,155
Preferred stock dividends	—	—	—	—	—	10,277	17,093
Fixed charges and preferred stock dividends	$19,625	$20,866	$84,808	$77,297	$78,864	$95,370	$128,248
Ratio of earnings to fixed charges and preferred dividends	4.54	4.30	3.86	3.86	3.79	2.93	2.30

REGULATORY CONSIDERATIONS

As a financial holding company and a bank holding company under the Bank Holding Company Act of 1956, as amended, Cathay General Bancorp is subject to regulation, supervision and examination by the Federal Reserve Board.  Cathay General Bancorp is also a bank holding company within the meaning of Section 1280 of the California Financial Code.  Therefore, Cathay and any of its subsidiaries are subject to examination by, and may be required to file reports with, the California Department of Business Oversight (“DBO”).  DBO approvals are also required for bank holding companies to acquire control of banks.  As a California commercial bank the deposits of which are insured by the FDIC, the Bank is subject to regulation, supervision, and regular examination by the DBO and by the FDIC, as the Bank’s primary federal regulator, and must additionally comply with certain applicable regulations of the Federal Reserve.

For a discussion of the material elements of the regulatory framework applicable to financial holding companies, bank holding companies and their subsidiaries and specific information relevant to Cathay General Bancorp, please refer to our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, and any subsequent reports Cathay files with the SEC, which are incorporated by reference into the prospectus.

Dividends from the Bank are our primary source of funds for payment of principal and interest on our debt and dividends to our stockholders.  In the year ended December 31, 2016, Cathay General Bancorp declared cash dividends to the holders of our common stock of $59.3 million.  There are, however, statutory limits on the amount of dividends that the Bank can pay to Cathay General Bancorp without regulatory approval.

The Bank may not, without the prior approval of the DBO, pay a dividend in an amount which exceeds the lesser of (a) the retained earnings of the Bank; or (b) the net income of the Bank for its last three fiscal years (less any distributions to stockholders made during such period).  Where the above test is not met, cash dividends may still be paid, with the prior approval of the DBO, in an amount not exceeding the greatest of (i) retained earnings of the Bank; (ii) the net income of the Bank for its last fiscal year; or (iii) the net income of the Bank for its current fiscal year.  Under this regulation, the amount of retained earnings available for cash dividends to the Company immediately after December 31, 2016, was restricted to approximately $178.2 million.

If, in the opinion of the applicable regulatory authority, a bank under its jurisdiction is engaged in or is about to engage in an unsafe or unsound practice, such authority may require, after notice and hearing, that such bank cease and desist from such practice.  Depending on the financial condition of the bank, the applicable regulatory authority might deem the bank to be engaged in an unsafe or unsound practice if the bank were to pay dividends.  The federal agencies have issued policy statements that provide that insured banks and bank holding companies should generally only pay dividends out of current operating earnings.  In addition, Cathay General Bancorp is subject to Federal Reserve Board supervisory policies, including informing and consulting with the Federal Reserve Bank of San Francisco sufficiently in advance of any planned capital actions (e.g., increased dividend payments, stock redemptions).

DESCRIPTION OF COMMON STOCK

The following is a brief description of the terms of our common stock.  This summary does not purport to be complete in all respects.  This description is subject to and qualified in its entirety by reference to our restated certificate of incorporation and our amended and restated bylaws (each as amended), copies of which have been filed with the SEC and are also available upon request from us, as well as the description of our common stock which is incorporated by reference herein through our previous filings with the SEC, including the description of our common stock contained in our registration statement on Form 8-A filed on September 16, 1999, and any amendment or report filed to update such description.

General

Our restated certificate of incorporation, as amended, provides the authority to issue 100,000,000 shares of common stock, par value $.01 per share.  As of June 20, 2017, there were 79,862,354 shares of common stock outstanding.  Each share of our common stock has the same relative rights and is identical in all respects to each other share of our common stock.

Voting Rights

Holders of our common stock are entitled to one vote for each share that they hold and are vested with all of the voting power except as our board of directors has provided, or may provide in the future, with respect to preferred stock or any other class or series of preferred stock that the board of directors may hereafter authorize.

Except in very limited circumstances, holders of our common stock may not cumulate their votes in the election of directors, which means that a majority of the outstanding shares of common stock are generally able to elect all of the directors standing for election each year, subject to the rights of any preferred stock that is then issued and outstanding.

Dividends

Although we have historically paid cash dividends on our common stock, we are not required to do so.  Holders of our common stock are entitled to receive dividends if, as and when declared by our board of directors, out of any funds legally available for dividends subject to certain restrictions on payment of dividends imposed by the Delaware General Corporation Law and state and federal banking laws.  The amount of future dividends will depend on our earnings, financial condition, capital requirements and other factors, and will be determined by our board of directors.  We may issue securities, including preferred stock that have preference over our common stock with respect to the payment of dividends or other distributions.  The terms of our Junior Subordinated Notes also limit our ability to pay dividends.

As a holding company, our ability to pay distributions is affected by the ability of our subsidiaries to pay dividends.  The ability of the Bank’s and our ability to pay dividends in the future is, and could in the future be further, limited by bank regulatory requirements and capital guidelines.  The Bank’s ability to pay dividends to us is limited to the extent it is not current in paying interest on its subordinated debt or if another event of default has occurred.

Liquidation Rights

The holders of our common stock will become entitled to participate ratably in the distribution of any of our assets remaining after we have paid all of our debts and liabilities and after we have paid to the holders of any class of stock having preference over the common stock in the event of liquidation, dissolution or winding-up, the full preferential amounts, if any, to which they are entitled.

Certain Provisions of California and Federal Law

The following discussion is a summary of certain provisions of California and federal law and regulations, relating to stock ownership and transfers and business combinations, all of which may be deemed to have “antitakeover” effects.  The description of these provisions is necessarily general and reference should be made to the actual laws and regulations and to the restated certificate of incorporation and amended and restated bylaws of the Company (each as amended).

With certain limited exceptions, federal regulations prohibit a person or company or a group of persons deemed to be “acting in concert” from, directly or indirectly, acquiring more than 10% (5% if the acquirer is a bank holding company) of any class of our voting stock or obtaining the ability to control in any manner the election of a majority of our directors or otherwise direct the management or policies of our company without prior notice or application to, and the approval of, the Federal Reserve. Companies investing in banks and bank holding companies receive additional review and may be required to become bank holding companies, subject to regulatory supervision.

Under the California Financial Code, no person shall, directly or indirectly, acquire control of a California state bank or its holding company unless the DBO has approved such acquisition of control.  A person would be deemed to have acquired control of the Company, and thereby indirectly control of the Bank, if such person, directly or indirectly, has the power (i) to vote 25% or more of the voting power of the Company or (ii) to direct or cause the direction of the management and policies of the Company.  For purposes of this law, a person who, directly or indirectly, owns or controls 10% or more of the Company’s common stock would be presumed to control the Company.

Miscellaneous

Shares of our common stock are not redeemable, and have no subscription, conversion or preemptive rights.  Outstanding shares of our common stock are validly issued, fully paid and non-assessable.  Holders of our common stock are not, and will not be, subject to any liability as stockholders.

NASDAQ Listing

Our common stock is listed on the NASDAQ Global Select Market under the symbol “CATY.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company.

DESCRIPTION OF PREFERRED STOCK

The following briefly summarizes some of the provisions in our restated certificate of incorporation and amended and restated bylaws (each as amended) and Delaware law regarding our preferred stock that we may offer from time to time.  The specific terms of a series of preferred stock that we may offer will be described in a prospectus supplement relating to that series of preferred stock.  The following description, and any description of our preferred stock in a prospectus supplement, may not be complete and is qualified in all respects by reference to the provisions of our restated certificate of incorporation and our amended and restated bylaws (each as amended), Delaware law and the certificate of designations relating to the particular series of our preferred stock as well as the description of our preferred stock which is incorporated by reference herein through our previous filings with the SEC, and any amendment or report filed to update such description.  We will file such certificate of designations with the SEC at or prior to the time of sale of that series of preferred stock.  You are encouraged to read the more detailed provisions of these documents and laws for provisions that may be important to you.  You can obtain copies of our restated certificate of incorporation and amended and restated bylaws (including amendments to each) by following the directions under the heading “Where You Can Find More Information”.

General

Under our restated certificate of incorporation, as amended, we have authority to issue up to 10,000,000 shares of preferred stock, $.01 par value per share.  Of such number of shares of preferred stock, 100,000 shares have been designated as Series A Junior Participating Preferred Stock (“Series A Junior Preferred Stock”), and 258,000 shares have been designated as Series B Fixed Rate Cumulative Perpetual Preferred Stock (“Series B Preferred Stock”).  No shares of our Series A Junior Preferred Stock or our Series B Preferred Stock are currently outstanding.  The specific terms of a series of preferred stock that we may offer will be described in a prospectus supplement relating to that series of preferred stock.

Authorization and Issuance

Our board of directors, without stockholder approval, can authorize preferred stock to be issued with voting, conversion and other rights that could adversely affect the voting power and other rights of our common stockholders or other outstanding series of preferred stock.  Pursuant to our amended and restated bylaws (as amended), our board of directors may grant authority to a special committee to authorize and determine the terms of any series of preferred stock issued.

Each series of preferred stock will have the dividend, liquidation, redemption and voting rights described below, unless otherwise described in a prospectus supplement pertaining to a specific series of preferred stock.  The applicable prospectus supplement will describe the following terms of the series of preferred stock in respect of which this prospectus is being delivered:

•                  the designation of that series, the number of shares offered and the stated value thereof if different from the par value thereof;

•                  the amount of the liquidation preference, if any, per share or the method of calculating that amount;

•                  the subscription or purchase price and form of consideration for which the shares of such series shall be issued;

•                  the dividend rate, if any, or the method of calculating that rate, the dates on which dividends will be paid and the dates from which dividends will begin to cumulate, if applicable;

•                  any redemption provisions;

•                  any conversion or exchange rights and provisions;

•                  any additional voting and other rights, preferences, privileges, qualifications, limitations and restrictions;

•                  any securities exchange listing;

•                  the relative ranking and preferences of that series as to dividend rights and rights upon our liquidation, dissolution or winding up; and

•                  any other terms of that series.

Shares of our preferred stock, when issued against full payment of their purchase price, will be validly issued, fully paid and non-assessable.

Voting Rights

The voting rights of preferred stock of any series will be described in the applicable prospectus supplement.

Under regulations of the Federal Reserve Board, if the holders of any series of preferred stock become entitled to vote for the election of directors because dividends on that series are in arrears, that series may then be deemed a “class of voting securities.”  In such case, a holder of 25% or more of that series (or a holder of 5% or more if that holder would be considered to exercise a “controlling influence” over us) may then be subject to regulation as a bank holding company in accordance with the Bank Holding Company Act.  In addition:

•                  any bank holding company may be required to obtain Federal Reserve Board approval, and any foreign bank, and any company that controls a foreign bank, that has certain types of U.S. banking operations may be required to obtain Federal Reserve Board approval under the International Banking Act of 1978, to acquire 5% or more of that series of preferred stock; and

•                  any person other than a bank holding company may be required to obtain Federal Reserve Board approval under the Change in Bank Control Act of 1978 to acquire 10% or more of that series of preferred stock.

Dividends

Holders of each series of preferred stock will be entitled to receive, when, as, and if our board declares, cash dividends payable at the dates and at the rates per share as described in the applicable prospectus supplement.  Those rates may be fixed, variable or both.  Dividends may be cumulative or noncumulative and may be payable in preference to, or in such relation to, the dividends payable on any other class or classes or series of our stock, as described in the applicable prospectus supplement.

Liquidation Rights

In the event of our voluntary or involuntary liquidation, dissolution, or winding up, preferred stockholders of any particular series will be entitled, subject to creditors’ rights and holders of any series of preferred stock ranking senior as to liquidation rights, but before any distribution to common stockholders or holders of any series of preferred stock ranking junior as to liquidation rights, to receive a liquidating distribution in the amount of the liquidation preference, if any, per share as mentioned in the applicable prospectus supplement, plus accrued and unpaid dividends for the current dividend period.  This would include any accumulation of unpaid dividends for prior dividend periods, if dividends on that series of preferred stock are cumulative.  If the amounts available for distribution upon our liquidation, dissolution or winding up are not sufficient to satisfy the full liquidation rights of all the outstanding preferred stock of that series and all stock ranking equal to that series of preferred stock, then the holders of each series of that stock will share ratably in any distribution of assets in proportion to the full respective preferential amount, which may include accumulated dividends, to which they are entitled.  After the full amount of the liquidation preference is paid, the holders of preferred stock will not be entitled to any further participation in any distribution of our assets.

Conversion and Exchange

The terms on which preferred stock of any series may be converted into or exchanged for another class or series of securities will be described in the applicable prospectus supplement.

Redemption

The terms on which any series of preferred stock may be redeemed will be described in the applicable prospectus supplement.  All shares of preferred stock which we redeem, purchase or acquire, including shares surrendered for conversion or exchange, shall be retired and restored to the status of authorized but unissued shares of preferred stock undesignated as to series.

Other Rights

The shares of a series of preferred stock may have the preferences, conversion, or other rights, voting powers, restrictions, limitations as to dividends, qualifications, terms or conditions of redemption, or other rights as may be described in the applicable prospectus supplement, our restated certificate of incorporation, or as otherwise required by law.

Title

We, the transfer agent and the registrar for a series of preferred stock, and any of our or their agents may treat the registered owner of that preferred stock as the absolute owner of that stock, whether or not any payment for that preferred stock shall be overdue and despite any notice to the contrary, for any purposes.

DESCRIPTION OF WARRANTS

The following summary of the terms of our warrants describes general terms that apply to the warrants.  The particular terms of any warrants will be described more specifically in the prospectus supplement relating to such warrants.

We may issue warrants to purchase common stock, preferred stock or other securities of the Company or any combination of the foregoing.  We may issue warrants independently or together with other securities.  Warrants sold with other securities may be attached to or separate from the other securities.  We will issue warrants under one or more warrant agreements between us and a warrant agent that we will name in the prospectus supplement.

The prospectus supplement relating to any warrants we are offering will include specific terms relating to the offering.  We will file the form of any warrant agreement with the SEC, and you should read the warrant agreement for provisions that may be important to you.  The prospectus supplement will include some or all of the following terms:

•                  the title of the warrants;

•                  the aggregate number of warrants offered;

•                  the designation, number and terms of the common stock, preferred stock or other securities purchasable upon exercise of the warrants, and procedures that will result in the adjustment of those numbers;

•      the exercise price or prices of the warrants;

•      the dates or periods during which the warrants are exercisable;

•                  the designation and terms of any securities with which the warrants are issued;

•                  if the warrants are issued as a unit with another security, the date, if any, on and after which the warrants and the other security will be separately transferable;

•                  if the exercise price is not payable in U.S. dollars, the foreign currency, currency unit or composite currency in which the exercise price is denominated;

•                  any minimum or maximum amount of warrants that may be exercised at any one time;

•                  any terms, procedures and limitations relating to the transferability, exchange or exercise of the warrants; and

•                  any other terms of the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding-up or to exercise voting rights, if any.

Transfer Agent and Registrar

The Transfer Agent and Registrar for any warrant will be set forth in the applicable prospectus supplement.

ANTI-TAKEOVER PROVISIONS IN
CATHAY’S CERTIFICATE OF INCORPORATION AND BYLAWS

The following includes a brief description of certain of the provisions of Cathay’s restated certificate of incorporation and amended and restated bylaws (each as amended).  This description is subject to and qualified in its entirety by reference to our restated certificate of incorporation and amended and restated bylaws (each as amended), copies of which have been filed with the SEC and are also available upon request from us.

General

Our restated certificate of incorporation and amended and restated bylaws (each as amended) contain certain provisions that deal with matters of corporate governance and certain rights of stockholders which might be deemed to have a potential “anti-takeover” effect.  These provisions may have the effect of discouraging a future takeover attempt which is not approved by the board of directors but which individual stockholders may deem to be in their best interest, or in which stockholders may receive a substantial premium for their shares over then current market prices.  As a result, stockholders who might desire to participate in such a transaction may not have an opportunity to do so.  Such provisions will also render the removal of an incumbent board of directors or management more difficult.

Certain Certificate of Incorporation Provisions

Our restated certificate of incorporation has certain provisions that could make more difficult the acquisition of Cathay by means of a tender offer, a proxy contest, merger or otherwise.  These provisions include: (i) a requirement that any “Business Combination” (as defined in the restated certificate of incorporation) be approved by the affirmative vote of not less than 80% of the voting power of the then outstanding shares, voting together as a single class, excluding voting stock beneficially owned by an interested stockholder unless certain conditions are met, including without limitation: (a) the Business Combination is approved by a majority of “Continuing Directors” (as defined in the restated certificate of incorporation) or certain minimum price requirements are satisfied, (b) consideration to be received by holders of a particular series of stock is in cash or in the same form as has been previously paid by an “Interested Stockholder” (as defined in the restated certificate of incorporation) in connection with its acquisition of beneficial ownership of shares of such class, (c) there has been no failure to declare and pay at the regular date thereof any full regular dividends payable in accordance with the terms of any outstanding capital stock, other than common stock, except as approved by a majority of the Continuing Directors, (d) there has been no reduction in the amount, or change in the frequency of payment, of any dividends regularly paid on the common stock, (e) the Interested Stockholder has not received the benefit, directly or indirectly, of any loans, advances, guarantees, pledges or other financial assistance or tax credits or tax advantages by the Corporation, and (f) a proxy or information statement describing the Business Combination has been mailed to all stockholders of the Corporation at least 30 days prior to consummation of such Business Combination, (ii) a requirement that any “Stock Repurchase” (as defined in the restated certificate of incorporation) from an Interested Stockholder shall be approved by the affirmative vote of a majority of the votes entitled to be cast by the holders of such stock which is beneficially owned by persons other than such Interested Stockholder, voting together as a single class, unless (a) the Stock Repurchase is made pursuant to a tender offer or exchange offer made available on the same basis to all holders of such class of capital stock, or (b) the Stock Repurchase is made pursuant to an open market program approved by a majority of the Continuing Directors, and (iii) the ability of the board of directors to issue preferred stock at such time and on such terms and conditions as it deems appropriate.

Directors

Certain provisions of our restated certificate of incorporation and amended and restated bylaws (each as amended) will impede changes in majority control of the board of directors.  Our restated certificate of incorporation and/or amended and restated bylaws (each as amended) provide that: our board is divided into three classes so that approximately one-third of the total number of directors is elected each year (this “classified” board of directors is intended to provide for continuity of the board of directors and to make it more difficult and time consuming for a stockholder group to use its voting power to gain control of the board of directors without consent of the incumbent board of directors); any vacancy occurring in the board of directors, including a vacancy created by an increase in the number of directors, is generally filled by a majority vote of the directors then in office for the remainder of the unexpired term; a director, in general, may be removed from office at any time only for cause and only by the affirmative vote of eighty percent (80%) of the then-outstanding shares of capital stock entitled to vote generally in the election of directors, voting together as a single class; stockholders may vote their shares cumulatively for directors in the event there is a holder of forty percent (40%) or more of our outstanding capital stock entitled to vote; prohibition on taking action by stockholder written consent or for stockholders to call for a special meeting; and procedures for the nomination of directors and submission of matters to the vote of our stockholders.

Delaware Anti-Takeover Statute

We are subject to Section 203 of the Delaware General Corporation Law, which prohibits a publicly held Delaware corporation from engaging in a business combination with an interested stockholder for a period of three years after the date of the transaction in which the person becomes an interested stockholder, unless:

•                  before that date, the board of directors of the corporation approves either the business combination or the transaction that resulted in the stockholder’s becoming an interested stockholder;

•                  upon consummation of the transaction that resulted in the stockholder’s becoming an interested stockholder, the interested stockholder owns at least 85% of the outstanding voting stock, excluding shares held by directors, officers and employee stock plans; or

•                  on or after the consummation date, the business combination is approved by the board of directors and by the affirmative vote at an annual or special meeting of stockholders of at least 66-2/3% of the outstanding voting stock that is not owned by the interested stockholder.

For purposes of Section 203, a business combination includes a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder.  An interested stockholder is generally a person who, together with affiliates and associates of that person, (a) owns 15% or more of the corporation’s voting stock or (b) is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within the three year period immediately prior to the date on which it is to be determined whether such person is an interested stockholder.

PLAN OF DISTRIBUTION

We may sell these securities offered under this prospectus in public offerings through one or more underwriters or dealers, through other agents, or directly to one or more purchasers or a combination thereof.  Underwriters and agents in any distribution contemplated hereby will be named in the applicable prospectus supplement.  The terms of any distribution, including, but not limited to, “at the market” equity offerings as defined in Rule 415 of the Securities Act of 1933, as amended, will also be set forth in the applicable prospectus supplement.  Underwriters or agents could make sales in privately negotiated transactions and/or any method permitted by law, including sales deemed to be “at the market” equity offerings, which includes sales made directly on or through the facilities of the NASDAQ Global Select Market (the existing trading market for our common stock), or any other securities exchange or quotation or trading service on which such securities may be listed, quoted or traded at the time of sale, or sales made to or through a market maker other than on an exchange.

Underwriters, dealers and agents that participate in the distribution of these securities may be underwriters as defined in the Securities Act and any discounts or commissions received by them and any profit on the resale of these securities by them may be treated as underwriting discounts and commissions under the Securities Act.  Any underwriting compensation paid to underwriters or agents in connection with the offering of securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement.  The prospectus supplement will also describe other terms of the offering, including the initial public offering price, any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which these securities may be listed.

The distribution of these securities may occur from time to time in one or more transactions at a fixed price or prices, at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices.

This prospectus, together with any applicable prospectus supplement, may also be used by our affiliates in connection with offers and sales of the securities in market-making transactions at negotiated prices related to prevailing market prices at the time of sale.  Such affiliates may act as principals or agents in such transactions.  None of our affiliates have any obligation to make a market in the securities and each may discontinue any market-making activities at any time, without notice, at its sole discretion.

This prospectus, together with any applicable prospectus supplement, may also be used by one or more selling securityholders to be identified in the future in connection with the resale of securities.  The applicable prospectus supplement will identify the selling securityholders and the terms of the securities.  Selling securityholders may be deemed to be underwriters in connection with the securities they resell and any profits on the sales may be deemed underwriting discounts and commissions under the Securities Act.  The selling securityholders will receive all the proceeds from the sale of securities.  We will not receive any proceeds from sales by selling securityholders.

We and/or one or more selling securityholders may have agreements with the underwriters, dealers and agents, including our affiliates, to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments which the underwriters, dealers, or agents may be required to make as a result of those certain civil liabilities.

If we and/or one or more selling securityholders sell a security offered by this prospectus to an underwriter for public offering and sale, the underwriter may make a market for that security, but the underwriter will not be obligated to do so and could discontinue any market-making without notice at any time.  Therefore, we cannot give any assurances to you concerning the liquidity of any security offered by this prospectus.

Underwriters and agents and their affiliates may be customers of, engage in transactions with, or perform services for us or our subsidiaries in the ordinary course of their businesses.  In connection with the distribution of the securities offered under this prospectus, we and/or one or more selling securityholders may enter into swap or other hedging transactions with, or arranged by, underwriters or agents or their affiliates.  These underwriters or agents or their affiliates may receive compensation, trading gain, or other benefits from these transactions.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, certain legal matters will be passed upon for us by Wachtell, Lipton, Rosen & Katz, New York, New York and Lisa L. Kim, Esq., our General Counsel.  As of June 20, 2017, Ms. Kim was the beneficial owner of 16,255 restricted stock units of the Company.  Unless otherwise provided in the applicable prospectus supplement, certain legal matters will be passed upon for any underwriters or agents by their own counsel.

EXPERTS

The consolidated financial statements of Cathay General Bancorp and subsidiaries as of December 31, 2016 and 2015, and for each of the years in the three-year period ended December 31, 2016, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2016, have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

The following table sets forth the various expenses to be incurred in connection with the issuance and distribution of the securities being registered.  All amounts shown are estimates except the SEC registration fee.

SEC registration fee	$ *
Legal fees and expenses	**
Accounting fees and expenses	**
Printing fees and expenses	**
Miscellaneous expenses	**

Total Expenses	$ **

* To be deferred pursuant to Rule 456(b) under the Securities Act and calculated in connection with the offering of securities under this Registration Statement pursuant to Rule 457(r) under the Securities Act.

** Because an indeterminate amount of securities is covered by this registration statement, the expenses in connection with the issuance and distribution of the securities are not currently determinable.

Item 15.  Indemnification of Directors and Officers.

Pursuant to Section 102(b)(7) of the Delaware General Corporation Law (the “DGCL”), our restated certificate of incorporation (as amended) contains a provision that eliminates the personal liability of its directors to the registrant and its stockholders for monetary damages resulting from breaches of their fiduciary duty as directors, other than liability for breaches of the duty of loyalty, acts, or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, violations under Section 174 of the DGCL or any transaction from which the director derived an improper personal benefit.

Section 145 of the DGCL permits, and under certain circumstances requires, us to indemnify our directors, officers, employees, and agents subject to certain conditions and limitations.  We have entered into indemnification agreements with each of our directors and officers.  Our amended and restated bylaws (as amended) also contain provisions to indemnify our agents, including our directors and officers.  In addition, we maintain directors’ and officers’ liability insurance which insures against certain liabilities that our officers and directors may incur in such capacities and has entered into indemnity agreements with such officers and directors.

The foregoing is only a general summary of certain aspects of Delaware law dealing with indemnification of directors and officers and does not purport to be complete.  It is qualified in its entirety by reference to the relevant statutes, which contain detailed provisions regarding the circumstances under which and the persons for whose benefit indemnification shall or may be made.

Item 16.  Exhibits.

EXHIBIT NUMBER	DESCRIPTION
1.1	Form of Underwriting Agreement or Distribution Agreement*

3.1	Restated Certificate of Incorporation(1)

3.2	Certificate of Amendment of Restated Certificate of Incorporation(2)

3.3	Amended and Restated Bylaws(3)

EXHIBIT NUMBER	DESCRIPTION
3.6	Certificate of Designation of Series A Junior Participating Preferred Stock(4)

3.7	Certificate of Designations of Fixed Rate Cumulative Perpetual Preferred Stock, Series B (5)

3.8	Certificate of Designation of Preferred Stock*

4.1	Form of Preferred Stock Certificate*

4.2	Form of Warrant Agreement and Warrant Certificate*

5.1	Opinion of Wachtell, Lipton, Rosen & Katz**

8.1	Opinion Regarding Tax Matters*

12.1	Statement of ratio of earnings to fixed charges and preferred dividends**

23.1	Consent of KPMG LLP**

23.2	Consent of Wachtell, Lipton, Rosen & Katz (included in Exhibit 5.1 filed herewith)

24.1	Powers of Attorney (included in the signature pages to the Registration Statement)

*                             To be filed by amendment or as an exhibit to a document incorporated by reference herein.

**                      Filed herewith.

(1)                     Filed as Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2009, filed with the SEC on March 16, 2010, and incorporated herein by reference.

(2)                     Filed as Exhibit 3.1.1 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2009, filed with the SEC on March 16, 2010, and incorporated herein by reference.

(3)                     Filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed with the SEC on February 17, 2017, and incorporated herein by reference.

(4)                     Filed as Exhibit 3.3 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2011, filed with the SEC on February 28, 2012, and incorporated herein by reference.

(5)                     Filed as Exhibit 3.4 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2013, filed with the SEC on March 3, 2014, and incorporated herein by reference.

Item 17.  Undertakings.

The undersigned registrant hereby undertakes:

(1)                                 To file, during any period in which offers or sales are being made of securities registered hereby, a post-effective amendment to this registration statement:

(i)                                     to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act of 1933”);

(ii)                                  to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement.  Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)                               to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2)                                 That, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)                                 To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)                                 That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)                                     each prospectus filed by a registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)                                  each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus.  As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)                                 That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)                                     any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)                                  any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)                               the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)                              any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the indemnification provisions described herein, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Los Angeles, State of California, on June 26, 2017.

CATHAY GENERAL BANCORP

By:	/s/ Pin Tai
Pin Tai
Chief Executive Officer and President

Power of Attorney and Signatures

Each person whose signature appears below appoints Pin Tai and Heng W. Chen, and each of them acting individually, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any registration statement (including any amendment thereto) of the Registrant to be filed after the date hereof pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or would do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his or her substitute and substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/Pin Tai	Chief Executive Officer and President (Principal Executive Officer)	June 26, 2017
Pin Tai

/s/ Heng W. Chen	Executive Vice President, Chief Financial Officer, and Treasurer (Principal Financial and Accounting Officer)	June 26, 2017
Heng W. Chen

/s/ Dunson K. Cheng	Executive Chairman and Director	June 26, 2017
Dunson K. Cheng

/s/ Peter Wu	Director	June 26, 2017
Peter Wu

/s/ Anthony M. Tang	Director	June 26, 2017
Anthony M. Tang

/s/ Kelly L. Chan	Director	June 26, 2017
Kelly L. Chan

/s/ Michael M. Y. Chang	Director	June 26, 2017
Michael M. Y. Chang

/s/ Thomas C. T. Chiu	Director	June 26, 2017
Thomas C. T. Chiu

/s/ Nelson Chung	Director	June 26, 2017
Nelson Chung

/s/ Felix S. Fernandez	Director	June 26, 2017
Felix S. Fernandez

/s/ Jane Jelenko	Director	June 26, 2017
Jane Jelenko

/s/ Ting Y. Liu	Director	June 26, 2017
Ting Y. Liu

/s/ Joseph C. H. Poon	Director	June 26, 2017
Joseph C.H. Poon

/s/ Richard Sun	Director	June 26, 2017
Richard Sun